Exhibit 10.1

MANAGEMENT AGREEMENT

by and between

Orchid Island Capital, Inc.

and

Bimini Advisors, LLC

Dated as of February 20, 2013

MANAGEMENT AGREEMENT, dated as of February 20, 2013, by and between Orchid Island Capital, Inc., a Maryland corporation (the “Company”), and Bimini Advisors, LLC., a Maryland limited liability company (the “Manager”).

W I T N E S S E T H:

WHEREAS, the Company is a corporation which invests in residential mortgage-backed securities (“RMBS”) the principal and interest payments of which are guaranteed by the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation or the Government National Mortgage Association, and are backed by primarily single-family residential mortgage loans (collectively, “Agency RMBS”).  The Company’s investment strategy focuses on two categories of Agency RMBS: (i) traditional pass-through Agency RMBS and (ii) structured Agency RMBS, such as collateralized mortgage obligations, interest only securities, inverse interest only securities and principal only securities, among other types of structured Agency RMBS.  The Company intends to qualify as a real estate investment trust for federal income tax purposes and will elect to receive the tax benefits accorded by Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”);

WHEREAS, the Manager is a wholly-owned subsidiary of Bimini Capital Management, Inc. (“Bimini”); and

WHEREAS, since the Company’s commencement of operations and through the date hereof, Bimini has served as manager of the Company, administering the business activities and day-to-day operations of the Company;

WHEREAS, effective with the effectiveness of this Agreement, Bimini has been terminated as the manager of the Company and Bimini has acknowledged that it has no claims against the Company with respect to such management relationship, including for any fees or commissions; and

WHEREAS, the Company desires to retain the Manager to administer the business activities and day-to-day operations of the Company and to perform services for the Company in the manner and on the terms set forth herein and the Manager wishes to be retained to provide such services.

NOW THEREFORE, in consideration of the premises and agreements hereinafter set forth, the parties hereto hereby agree as follows:

Section 1.   Definitions.

(a) The following terms shall have the meanings set forth in this Section 1(a):

“Affiliate” means (i) any Person directly or indirectly controlling, controlled by, or under common control with such other Person, (ii) any executive officer, general partner or employee of such other Person, (iii) any member of the board of directors or board of managers (or bodies performing similar functions) of such Person, and (iv) any legal entity for which such Person acts as an executive officer or general partner.

“Agency RMBS” has the meaning set forth in the Recitals.

“Agreement” means this Management Agreement, as amended, supplemented or otherwise modified from time to time.

“Automatic Renewal Term” has the meaning set forth in Section 10(b) hereof.

“Bimini” has the meaning set forth in the Recitals.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except a Saturday, a Sunday or a day on which banking institutions in New York, New York are not required to be open.

“Change of Control” means the occurrence of any of the following:

(i) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets (x) of the Manager to any Person other than any Affiliate of the Manager or (y) of Bimini to any Person other than any affiliate of Bimini; or

(ii) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than any Affiliate of the Manager (in the case of Manager Voting Power, as defined below) or Bimini (in the case of Bimini Voting Power, as defined below), in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the voting capital interests of the Manager (“Manager Voting Power”) or of Bimini (“Bimini Voting Power”).

“Claim” has the meaning set forth in Section 8(c) hereof.

“Closing Date” means the date of closing of the Initial Offering.

“Code” has the meaning set forth in the Recitals.

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Company” has the meaning set forth in the Recitals.

“Company Indemnified Party” has the meaning set forth in Section 8(b) hereof.

“Conduct Policies” has the meaning set forth in Section 2(k) hereof.

“Confidential Information” has the meaning set forth in Section 5 hereof.

“Effective Termination Date” has the meaning set forth in Section 10(c) hereof.

“Equity” means the Company’s month-end stockholders’ equity, adjusted to exclude the effect of any unrealized gains or losses included in either retained earnings or other comprehensive income (loss), each computed in accordance with GAAP.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means generally accepted accounting principles in effect in the United States on the date such principles are applied.

“Governing Instruments” means, with regard to any entity, the articles of incorporation or certificate of incorporation and bylaws in the case of a corporation, the partnership agreement in the case of a general or limited partnership or the certificate of formation and operating agreement in the case of a limited liability company, the trust instrument in the case of a trust, or similar governing documents in each case as amended.

“Indemnified Party” has the meaning set forth in Section 8(b) hereof.

“Independent Director” means a member of the Board of Directors who is “independent” in accordance with the Company's Governing Instruments and the rules of the NYSE or such other securities exchange on which the shares of Common Stock are listed.

“Initial Offering” means the Company's sale of Common Stock to investors in an underwritten initial public offering pursuant to an effective registration statement of the Company filed with the SEC, including the proposed offering undertaken and then abandoned by the Company in 2011 under a Registration Statement on Form S-11 (No. 333-173890).

“Initial Term” has the meaning set forth in Section 10(a) hereof.

“Investment Allocation Agreement” means an agreement among the Company, the Manager and Bimini describing, among other things, the policies to be followed by the Manager and Bimini in allocating investments among the parties thereto and any other entities that may be managed by the Manager.

“Investment Committee” means the investment committee formed by the Manager, the members of which shall consist of officers of the Manager and/or other Affiliates of the Manager, including but not limited to Bimini.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Investment Guidelines” means the investment guidelines proposed by the Investment Committee and approved by the Board of Directors, a copy of which is attached hereto as Exhibit A, as the same may be amended, restated, modified, supplemented or waived by the Investment Committee, subject to the consent of a majority of the entire Board of Directors (which must include a majority of the then incumbent Independent Directors).

“Losses” has the meaning set forth in Section 8(a) hereof.

“Management Fee” means the management fee, calculated and payable monthly in arrears, in an amount equal to (i) one-twelfth (1/12) multiplied by (ii) (a) 1.50% of the first $250,000,000 of Equity, (b) 1.25% of Equity that is greater than $250,000,000 and less than or equal to $500,000,000, and (c) 1.00% of Equity that is greater than $500,000,000.

“Manager” has the meaning set forth in the Recitals.

“Manager Indemnified Party” has the meaning set forth in Section 8(a) hereof.

“Manager Permitted Disclosure Parties” has the meaning set forth in Section 5 hereof.

"NYSE” means The New York Stock Exchange.

“Notice of Proposal to Negotiate” has the meaning set forth in Section 10(d) hereof.

“Overhead Sharing  Agreement” means an agreement between the Manager and Bimini whereby Bimini agrees to provide the Manager with the personnel, services and resources necessary for the Manager to perform its obligations and responsibilities under this Agreement.

“Person” means any natural person, corporation, partnership, association, limited liability company, estate, trust, joint venture, any federal, state, county or municipal government or any bureau, department or agency thereof or any other legal entity and any fiduciary acting in such capacity on behalf of the foregoing.

“REIT” means a “real estate investment trust” as defined under the Code.

“RMBS” has the same meaning set forth in the Recitals.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” means any subsidiary of the Company and any partnership, the general partner of which is the Company or any subsidiary of the Company, and any limited liability company, the managing member of which is the Company or any subsidiary of the Company.

“Termination Fee” means a termination fee equal to three (3) times the average annual Management Fee earned by the Manager during the shorter of (i) the 24-month period immediately preceding the most recently completed calendar quarter prior to the Effective Termination Date, or (ii) the period beginning on the date of this Agreement and ending on the most recently completed calendar quarter prior to the Effective Termination Date.

“Termination Notice” has the meaning set forth in Section 10(c) hereof.

“Termination Without Cause” has the meaning set forth in Section 10(c) hereof.

(b) As used herein, accounting terms relating to the Company and its Subsidiaries, if any, not defined in Section 1(a) and accounting terms partly defined in Section 1(a), to the extent not defined, shall have the respective meanings given to them under GAAP.  As used herein, “calendar quarters” shall mean the period from January 1 to March 31, April 1 to June 30, July 1 to September 30 and October 1 to December 31 of the applicable year.

(c) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified.

(d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The words include, includes and including shall be deemed to be followed by the phrase “without limitation.”

Section 2. Appointment and Duties of the Manager.

(a) The Company hereby appoints the Manager to manage the investments and day-to-day operations of the Company and its Subsidiaries, subject at all times to the further terms and conditions set forth in this Agreement and to the supervision of, and such further limitations or parameters as may be imposed from time to time by, the Board of Directors. The Manager hereby agrees to use its commercially reasonable efforts to perform each of the duties set forth herein, provided that funds are made available by the Company for such purposes as set forth in Section 7 hereof. The appointment of the Manager shall be exclusive to the Manager, except to the extent that the Manager elects, in its sole and absolute discretion, in accordance with the terms of this Agreement, to cause the duties of the Manager as set forth herein to be provided by third parties.

(b) The Manager, in its capacity as manager of the investments and the operations of the Company, at all times will be subject to the supervision and direction of the Board of Directors and will have only such functions and authority as the Board of Directors may delegate to it, including, without limitation, the functions and authority identified herein and delegated to the Manager hereby. The Manager will be responsible for the day-to-day operations of the Company and will perform (or cause to be performed) such services and activities relating to the investments and operations of the Company as may be appropriate, which may include, without limitation:

(i)
 forming and maintaining the Investment Committee, which will have the following responsibilities: (A) proposing the Investment Guidelines to the Board of Directors, (B) reviewing the Company's investment portfolio for compliance with the Investment Guidelines on a monthly basis, (C) reviewing the Investment Guidelines adopted by the Board of Directors on a periodic basis, (D) reviewing the diversification of the Company's investment portfolio and the Company's hedging and financing strategies on a monthly basis, and (E) generally be responsible for conducting or overseeing the provision of the services set forth in this Section 2.

(ii)
serving as the Company's consultant with respect to the periodic review of the investments, borrowings and operations of the Company and other policies and recommendations with respect thereto, including, without limitation, the Investment Guidelines, in each case subject to the approval of the Board of Directors;

(iii)	serving as the Company's consultant with respect to the selection, purchase, monitoring and disposition of the Company's investments;

(iv)
serving as the Company's consultant with respect to decisions regarding any financings, hedging activities or borrowings undertaken by the Company or its Subsidiaries, including (1) assisting the Company in developing criteria for debt and equity financing that is specifically tailored to the Company's investment objectives, and (2) advising the Company with respect to obtaining appropriate financing for its investments;

(v)	purchasing and financing investments on behalf of the Company;

(vi)	providing the Company with portfolio management;

(vii)
engaging and supervising, on behalf of the Company and at the Company's expense, independent contractors that provide real estate, investment banking, securities brokerage, insurance, legal, accounting, transfer agent, registrar and such other services as may be required relating to the Company's operations or investments (or potential investments);

(viii)	providing executive and administrative personnel, office space and office services required in rendering services to the Company;

(ix)
performing and supervising the performance of administrative functions necessary in the management of the Company as may be agreed upon by the Manager and the Board of Directors, including, without limitation, the collection of revenues and the payment of the Company's debts and obligations and maintenance of appropriate information technology services to perform such administrative functions;

(x)
communicating on behalf of the Company with the holders of any equity or debt securities of the Company as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading exchanges or markets and to maintain effective relations with such holders, including website maintenance, logo design, analyst presentations, investor conferences and annual meeting arrangements;

(xi)	counseling the Company in connection with policy decisions to be made by the Board of Directors;

(xii)
evaluating and recommending to the Company hedging strategies and engaging in hedging activities on behalf of the Company, consistent with the Company’s qualification and maintenance of the Company’s qualification as a REIT and with the Investment Guidelines;

(xiii)
counseling the Company regarding its qualification and the maintenance of its qualification as a REIT and monitoring compliance with the various REIT qualification tests and other rules set out in the Code and U.S. Treasury regulations promulgated thereunder;

(xiv)
counseling the Company regarding the maintenance of its exemption from status as an investment company under the Investment Company Act and monitoring compliance with the requirements for maintaining such exemption;

(xv)	furnishing reports and statistical and economic research to the Company regarding the activities and services performed for the Company or its Subsidiaries, if any, by the Manager;

(xvi)
monitoring the operating performance of the Company's investments and providing periodic reports with respect thereto to the Board of Directors, including comparative information with respect to such operating performance and budgeted or projected operating results;

(xvii)
investing and re-investing any monies and securities of the Company (including in short-term investments, payment of fees, costs and expenses, or payments of dividends or distributions to stockholders of the Company) and advising the Company as to its capital structure and capital-raising activities;

(xviii)
causing the Company to retain qualified accountants and legal counsel, as applicable, to (i) assist in developing appropriate accounting procedures, internal controls, compliance procedures and testing systems with respect to financial reporting obligations and compliance with the provisions of the Code applicable to REITs and, if applicable, taxable REIT subsidiaries and (ii) conduct quarterly compliance reviews with respect thereto;

(xix)	causing the Company to qualify to do business in all jurisdictions in which such qualification is required and to obtain and maintain all appropriate licenses;

(xx)
assisting the Company in complying with all regulatory requirements applicable to the Company in respect of its business activities, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports and documents, if any, required under the Exchange Act or the Securities Act or by the NYSE or other stock exchange requirements as applicable;

(xxi)
taking all necessary actions to enable the Company and any Subsidiaries to make required tax filings and reports, including soliciting stockholders for required information to the extent necessary under the Code and U.S. Treasury regulations applicable to REITs;

(xxii)
handling and resolving all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) in which the Company may be involved or to which the Company may be subject arising out of the Company's day-to-day operations;

(xxiii)
arranging marketing materials, advertising, industry group activities (such as conference participations and industry organization memberships) and other promotional efforts designed to promote the business of the Company;

(xxiv)
using commercially reasonable efforts to cause expenses incurred by or on behalf of the Company to be commercially reasonable or commercially customary and within any budgeted parameters or expense guidelines set by the Board of Directors from time to time;

(xxv)
performing such other services as may be required from time to time for the management and other activities relating to the assets, business and operations of the Company as the Board of Directors shall reasonably request or the Manager shall deem appropriate under the particular circumstances; and

(xxvi)	using commercially reasonable efforts to cause the Company to comply with all applicable laws.

(c) The Manager may retain, for and on behalf, and at the sole cost and expense, of the Company, such services of the persons and firms referred to in Section 7(b) hereof as the Manager deems necessary or advisable in connection with the management and operations of the Company. In performing its duties under this Section 2, the Manager shall be entitled to rely reasonably on qualified experts and professionals (including, without limitation, accountants, legal counsel and other professional service providers) hired by the Manager at the Company's sole cost and expense.

(d)    The Manager shall refrain from any action that, in its sole judgment made in good faith, (i) is not in compliance with the Investment Guidelines, (ii) would adversely affect the qualification of the Company as a REIT under the Code or the Company's or any Subsidiary’s status as an entity excluded from investment company status under the Investment Company Act, or (iii) would violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Company or of any exchange on which the securities of the Company may be listed or that would otherwise not be permitted by the Company's Governing Instruments, the Conduct Policies or other Company compliance or governance policies or procedures. If the Manager is ordered to take any action by the Board of Directors, the Manager shall promptly notify the Board of Directors if it is the Manager's judgment that such action would adversely affect the qualification of the Company as a REIT or the Company’s or any Subsidiary’s status as an entity excluded from investment company status under the Investment Company Act or violate any such law, rule or regulation or the Company’s Governing Instruments. Notwithstanding the foregoing, neither the Manager nor any of its Affiliates shall be liable to the Company, the Board of Directors or the Company's stockholders for any act or omission by the Manager or any of its Affiliates, except as provided in Section 8 of this Agreement.

(e)    The Company (including the Board of Directors) agrees to take all actions reasonably required to permit and enable the Manager to carry out its duties and obligations under this Agreement, including, without limitation, all steps reasonably necessary to allow the Manager to file any registration statement or other filing required to be made under the Securities Act, Exchange Act, the NYSE, the Code or other applicable law, rule or regulation on behalf of the Company in a timely manner. The Company further agrees to use commercially reasonable efforts to make available to the Manager all resources, information and materials reasonably requested by the Manager to enable the Manager to satisfy its obligations hereunder, including its obligations to deliver financial statements and any other information or reports with respect to the Company. If the Manager is not able to provide a service, or in the reasonable judgment of the Manager it is not prudent to provide a service, without the approval of the Board of Directors, as applicable, then the Manager shall be excused from providing such service (and shall not be in breach of this Agreement) until the applicable approval has been obtained.

(f)    Reporting Requirements. (i) As frequently as the Manager may deem reasonably necessary or advisable, or at the direction of the Board of Directors, the Manager shall prepare, or, at the sole cost and expense of the Company, cause to be prepared, with respect to any investment, reports and other information with respect to such investment as may be reasonably requested by the Company.

(i)
       The Manager shall prepare, or, at the sole cost and expense of the Company, cause to be prepared, all reports, financial or otherwise, with respect to the Company reasonably required by the Board of Directors in order for the Company to comply with its Governing Instruments, or any other materials required to be filed with any governmental body or agency, and shall prepare, or, at the sole cost and expense of the Company, cause to be prepared, all materials and data necessary to complete such reports and other materials including, without limitation, an annual audit of the Company's books of account by a nationally recognized independent accounting firm.

(ii)
The Manager shall prepare, or, at the sole cost and expense to the Company, cause to be prepared, regular reports for the Board of Directors to enable the Board of Directors to review the Company's acquisitions, portfolio composition and characteristics, credit quality, performance and compliance with the Investment Guidelines and policies approved by the Board of Directors.

(g)    Directors, officers, employees and agents of the Manager, Bimini or their respective Affiliates may serve as directors, officers, agents, nominees or signatories for the Company or any of its Subsidiaries, to the extent permitted by their Governing Instruments and pursuant to the Overhead Sharing Agreement. When executing documents or otherwise acting in such capacities for the Company or any of its Subsidiaries, such Persons shall indicate in what capacity they are executing on behalf of the Company or any of its Subsidiaries. Without limiting the foregoing, but subject to Section 12 below, the Manager will provide the Company with a management team, including a Chief Executive Officer, Chief Financial Officer and Chief Investment Officer or similar positions, along with appropriate support personnel to provide the management services to be provided by the Manager to the Company hereunder, who shall devote such of their time to the management of the Company as necessary and appropriate, commensurate with the level of activity of the Company from time to time.

(h)    The Manager shall provide personnel for service on the Investment Committee.

(i)    The Manager shall maintain reasonable and customary “errors and omissions” insurance coverage and other customary insurance coverage.

(j)    The Manager shall provide such internal audit, compliance and control services as may be required for the Company to comply with applicable law (including the Securities Act and Exchange Act), regulation (including SEC regulations) and the rules and requirements of  the NYSE MKT or such other securities exchange on which the Common Stock may be listed and as otherwise reasonably requested by the Company or its Board of Directors from time to time.

(k)    The Manager acknowledges receipt of the Company's Code of Business Conduct and Ethics, Code of Ethics for Senior Financial Officers, Insider Trading Policy and Regulation FD Policy (collectively, the “Conduct Policies”) and agrees to require the persons who provide services to the Company to comply with such Conduct Policies in the performance of such services hereunder or such comparable policies as shall in substance hold such persons to at least the standards of conduct set forth in the Conduct Policies.

Section 3.    Additional Activities of the Manager; Non-Solicitation; Restrictions.

(a)    Except as provided in the Conduct Policies, the last sentence of this Section 3(a), the Investment Guidelines and/or the Investment Allocation Agreement, nothing in this Agreement shall (i) prevent the Manager or any of its Affiliates, officers, directors or employees, from engaging in other businesses or from rendering services of any kind to any other Person or entity, whether or not the investment objectives or policies of any such other Person or entity are similar to those of the Company or (ii) in any way bind or restrict the Manager or any of its Affiliates, officers, directors or employees from buying, selling or trading any securities or commodities for their own accounts or for the account of others for whom the Manager or any of its Affiliates, officers, directors or employees may be acting. While information and recommendations supplied to the Company shall, in the Manager's reasonable and good faith judgment, be appropriate under the circumstances and in light of the investment objectives and policies of the Company, they may be different from the information and recommendations supplied by the Manager or any Affiliate of the Manager to others. The Company shall be entitled to equitable treatment under the circumstances in receiving information, recommendations and any other services, but the Company recognizes that it is not entitled to receive preferential treatment as compared with the treatment given by the Manager or any Affiliate of the Manager to others. The Company shall have the benefit of the Manager's best judgment and effort in rendering services hereunder and, in furtherance of the foregoing, the Manager shall not undertake activities that, in its good faith judgment, will adversely affect the performance of its obligations under this Agreement.

(b) In the event of a Termination Without Cause of this Agreement by the Company pursuant to Section 10(c) hereof, for two (2) years after such termination of this Agreement, the Company shall not, without the consent of the Manager, employ or otherwise retain any employee of the Manager or any of its Affiliates or any person who has been in the employ of the Manager or any of its Affiliates at any time within the two (2) year period immediately preceding the date on which such person commences employment with or is otherwise retained by the Company. The Company acknowledges and agrees that, in addition to any damages, the Manager shall be entitled to equitable relief for any violation of this agreement by the Company, including, without limitation, injunctive relief.

Section 4. Bank Accounts.

At the direction of the Board of Directors, the Manager may establish and maintain one or more bank accounts in the name of the Company or any Subsidiary, and may collect and deposit into any such account or accounts, and disburse funds from any such account or accounts, under such terms and conditions as the Board of Directors may approve; and the Manager shall from time to time render appropriate accountings of such collections and payments to the Board of Directors and, upon request, to the auditors of the Company or any Subsidiary.

Section 5.    Records; Confidentiality.

The Manager shall maintain appropriate books of accounts and records relating to services performed hereunder, and such books of account and records shall be accessible for inspection by representatives of the Company or any Subsidiary at any time during normal business hours. The Manager shall keep confidential any and all non-public information, written or oral, about or concerning the Company, obtained by it in connection with the services rendered hereunder (“Confidential Information”) and shall not use Confidential Information except in furtherance of its duties under this Agreement or disclose Confidential Information, in whole or in part, to any Person other than (i) to its Affiliates, officers, directors, employees, agents, representatives or advisors who need to know such Confidential Information for the purpose of rendering services hereunder, (ii) to appraisers, financing sources and others in the ordinary course of the Company's business ((i) and (ii) collectively, “Manager Permitted Disclosure Parties”), (iii) in connection with any governmental or regulatory filings of the Company or disclosure or presentations to the Company’s stockholders or to potential investors in the Company’s securities, (iv) to governmental officials having jurisdiction over the Company, (v) as required by law or legal process to which the Manager or any Person to whom disclosure is permitted hereunder is a party, or (vi) with the consent of the Company. The Manager agrees to inform each of its Manager Permitted Disclosure Parties of the non-public nature of the Confidential Information and to direct such Persons to treat such Confidential Information in accordance with the terms hereof. Nothing herein shall prevent the Manager from disclosing Confidential Information (i) upon the order of any court or administrative agency, (ii) upon the request or demand of, or pursuant to any law or regulation, any regulatory agency or authority, (iii) to the extent reasonably required in connection with the exercise of any remedy hereunder, or (iv) to its legal counsel or independent auditors; provided, however that with respect to clauses (i) and (ii), it is agreed that, so long as not legally prohibited, the Manager will provide the Company with prompt written notice of such order, request or demand so that the Company may seek, at its sole expense, an appropriate protective order and/or waive the Manager's compliance with the provisions of this Agreement. If, failing the entry of a protective order or the receipt of a waiver hereunder, the Manager is required to disclose Confidential Information, the Manager may disclose only that portion of such information that is legally required without liability hereunder; provided, that the Manager agrees to exercise its reasonable best efforts to obtain reliable assurance that confidential treatment will be accorded such information. Notwithstanding anything herein to the contrary, each of the following shall be deemed to be excluded from provisions hereof: any Confidential Information that (A) is available to the public from a source other than the Manager (not resulting from the Manager’s violation of this Section 5), (B) is released in writing by the Company to the public or to persons who are not under similar obligation of confidentiality to the Company, or (C) is obtained by the Manager from a third-party which, to the best of the Manager's knowledge, does not constitute a breach by such third-party of an obligation of confidence with respect to the Confidential Information disclosed. The provisions of this Agreement shall survive the expiration or earlier termination of this Agreement for a period of one year.  For the avoidance of doubt, information about the Company’s policies, procedures and investment portfolio (other than investments in which the Company and Manager have co-invested) shall be deemed to be included within the meaning of “Confidential Information” for purposes of the Manager’s obligations pursuant to this Section 5.

Section 6. Compensation.

(a) For the services rendered under this Agreement, the Company shall pay the Management Fee to the Manager.  The Manager will not receive any compensation for the period prior to the Closing Date other than expenses incurred and reimbursed pursuant to Section 7 hereof.

(b) The parties acknowledge that the Management Fee is intended to compensate the Manager for the costs and expenses it will incur pursuant to the Overhead Sharing Agreement, as well as certain expenses not otherwise reimbursable under Section 7 hereto, in order for the Manager to provide the Company the investment advisory services and certain general management services rendered under this Agreement.  Any fee, cost or expense paid by the Manager under the Overhead Sharing Agreement shall not constitute an expense reimbursable by the Company under this Agreement or otherwise, except those specified in Section 7(b)(xx) hereof.

(c) The Management Fee shall be payable in arrears in cash, in monthly installments commencing with the month in which this Agreement is executed. If applicable, the initial and final installments of the Management Fee shall be pro-rated based on the number of days during the initial and final month, respectively, that this Agreement is in effect. The Manager shall calculate each monthly installment of the Management Fee, and deliver such calculation to the Company, within fifteen (15) days following the last day of each calendar month. The Company shall pay the Manager each installment of the Management Fee within five (5) Business Days after the date of delivery to the Company of such computations.

Section 7. Expenses of the Company.

(a)    Except as provided in Section 7(b)(xx), the Manager shall be responsible for (i) the expenses related to any and all personnel of the Manager and its Affiliates who provide services to the Company pursuant to this Agreement or to the Manager pursuant to the Overhead Sharing Agreement (including each of the officers of the Company and any directors of the Company who are also directors, officers, employees or agents of the Manager, Bimini or any of their Affiliates), including, without limitation, salaries, bonus and other wages, payroll taxes and the cost of employee benefit plans of such personnel, and costs of insurance with respect to such personnel and (ii) all other costs and expenses payable by the Manager under the Overhead Sharing Agreement and (iii) all costs and expenses incurred by the Company in connection with the Initial Offering.

(b)    The Company shall pay all of its costs and expenses and shall reimburse the Manager or its Affiliates for expenses of the Manager and its Affiliates incurred on behalf of the Company, excepting only those expenses that are specifically the responsibility of the Manager pursuant to Section 7(a) of this Agreement or of Bimini pursuant to the Overhead Sharing Agreement. Without limiting the generality of the foregoing, it is specifically agreed that the following costs and expenses of the Company or any Subsidiary shall be paid by the Company and shall not be paid by the Manager or Affiliates of the Manager:

(i)
      all costs and expenses associated with capital raising activities of the Company and its Subsidiaries, if any, including, without limitation, the costs and expenses of (A) the preparation of the Company's private placement memoranda and registration statements, (B) all private and public offerings of the Company, (C) the original incorporation and initial organization of the Company, and (D) any filing fees and costs of being a public company, including, without limitation, filings with the SEC, the Financial Industry Regulatory Authority, Inc. and the NYSE (and any other exchange or over-the-counter market), among other such entities; provided, however, that, for all costs and expenses paid by the Manager in connection with the Initial Offering, the Company is not obligated to reimburse the Manager any of these expenses;

(ii)
all costs and expenses in connection with the acquisition, disposition, financing, hedging and ownership of the Company's or any Subsidiary's investments, including, without limitation, costs and expenses incurred in contracting with third parties to provide such services, such as legal fees, accounting fees, consulting fees, trustee fees, appraisal fees, insurance premiums, commitment fees, brokerage fees and guaranty fees;

(iii)
all legal, audit, accounting, consulting, brokerage, listing, filing, custodian, transfer agent, rating agency, registration and other fees and charges, printing, engraving and other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of the Company's or any Subsidiary's equity securities or debt securities;

(iv)
all expenses relating to communications to holders of equity securities or debt securities issued by the Company or any Subsidiary and other third party services utilized in maintaining relations with holders of such securities and in complying with the continuous reporting and other requirements of governmental bodies or agencies (including, without limitation, the SEC), including any costs of computer services in connection with this function, the cost of printing and mailing certificates for such securities and proxy solicitation materials and reports to holders of the Company's or any Subsidiary's securities and the cost of any reports to third parties required under any indenture to which the Company or any Subsidiary is a party;

(v)
all costs and expenses of money borrowed by the Company or its Subsidiaries, if any, including, without limitation, principal, interest and the costs associated with the establishment and maintenance of any credit facilities, warehouse loans, repurchase facilities and other indebtedness of the Company and its Subsidiaries, if any (including commitment fees, legal fees, closing and other costs);

(vi)	all taxes and license fees applicable to the Company or any Subsidiary, including interest and penalties thereon;

(vii)
all fees paid to and expenses of third-party advisors and independent contractors, consultants, managers and other agents engaged by the Company or any Subsidiary or by the Manager for the account of the Company or any Subsidiary;

(viii)
all insurance costs incurred by the Company or any Subsidiary, including, without limitation, the cost of obtaining and maintaining (A) liability or other insurance to indemnify (1) the Manager, (2) the directors and officers of the Company, and (3) underwriters of any securities of the Company, (B) “errors and omissions” insurance coverage, and (C) any other insurance deemed necessary or advisable by the Board of Directors for the benefit of the Company and its directors and officers;

(ix)
all compensation and fees paid to directors of the Company or any Subsidiary (excluding those directors who are also directors, officers, employees or agents of the Manager or any of its Affiliates), and, subject to clause (xiii) below, all expenses of all directors of the Company or any Subsidiary incurred in their capacity as such;

(x)
all third-party legal, accounting and auditing fees and expenses and other similar services relating to the Company's or any Subsidiary's operations (including, without limitation, all quarterly and annual audit or tax fees and expenses);

(xi)
all third-party legal, expert and other fees and expenses relating to any actions, proceedings, lawsuits, demands, causes of action and claims, whether actual or threatened, made by or against the Company, or which the Company is authorized or obligated to pay under applicable law or its Governing Instruments or by the Board of Directors;

(xii)
subject to Section 8 below, any judgment or settlement of pending or threatened proceedings (whether civil, criminal or otherwise) against the Company or any Subsidiary, or against any trustee, director or officer of the Company or any Subsidiary in his capacity as such for which the Company or any Subsidiary is required to indemnify such trustee, director or officer by any court or governmental agency, or settlement of pending or threatened proceedings;

(xiii)
all travel and related expenses of directors, officers and employees of the Company and the Manager, incurred in connection with attending meetings of the Board of Directors or holders of securities of the Company or any Subsidiary or performing other business activities that relate to the Company or any Subsidiary, including, without limitation, travel and related expenses incurred in connection with the purchase, consideration for purchase, financing, refinancing, sale or other disposition of any investment or potential investment of the Company; provided, however, that the Company shall only be responsible for its pro rata share of such expenses, based on the Company’s percentage of the aggregate amount of the Manager’s assets under management and Bimini’s assets (measured as of the first day of each month),  where such expenses were not incurred solely for the benefit of the Company;

(xiv)
all expenses of organizing, modifying or dissolving the Company or any Subsidiary and costs preparatory to entering into a business or activity, or of winding up or disposing of a business activity of the Company or its Subsidiaries, if any;

(xv)
all expenses relating to payments of dividends or interest or distributions in cash or any other form made or caused to be made by the Board of Directors to or on account of holders of the securities of the Company or any Subsidiary, including, without limitation, in connection with any dividend reinvestment plan;

(xvi)
all costs and expenses related to (A) the design and maintenance of the Company's web site or sites and (B) the Company's pro rata share, based on the Company’s percentage of the aggregate amount of the Manager’s assets under management and Bimini’s assets (measured as of the first day of each month), of any computer software, hardware or information technology services that is used by the Company;

(xvii)
all costs and expenses incurred with respect to market information systems and publications, research publications and materials, and settlement, clearing and custodial fees and expenses; provided, however, that the Company shall only be responsible for its pro rata share of such expenses, based on the Company’s percentage of the aggregate amount of the Manager’s assets under management and Bimini’s assets (measured as of the first day of each month), where such expenses were not incurred solely for the benefit of the Company;

(xviii)	all costs and expenses incurred with respect to administering the Company's incentive and benefit plans;

(xix)
rent (including disaster recovery facilities costs and expenses), telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of the Manager and its Affiliates required for the Company's operations; provided, however, that the Company shall only be responsible for its pro rata share of such expenses, based on the Company’s percentage of the aggregate amount of the Manager’s assets under management and Bimini’s assets (measured as of the first day of each month), where such expenses were not incurred solely for the benefit of the Company; and

(xx)
the Company’s allocable share of the compensation of its Chief Financial Officer, including, without limitation, annual base salary, bonus, any related withholding taxes and employee benefits, based on the Company’s percentage of the aggregate amount of the Manager’s assets under management and Bimini’s assets (measured as of the first day of each month).

(xxi)
all other expenses (other than those described in Section 7(a) above) actually incurred by the Manager or its Affiliates or their respective officers, employees, representatives or agents, or any Affiliates thereof, which are reasonably necessary for the performance by the Manager of its duties and functions under this Agreement (including, without limitation, any fees or expenses relating to the Company's compliance with all governmental and regulatory matters).

For the avoidance of doubt, payment for all services provided to the Company by AVM, L.P. (including repurchase agreement trading, clearing and administrative services) shall be made by the Company directly to AVM, L.P.

(c) Notwithstanding Section 7(b), the costs and expenses paid by the Manager or its Affiliates on behalf of the Company described in this Section 7(c) below shall not become reimbursable costs and expenses until the first calendar quarter immediately following the calendar quarter in which the Company’s ending Equity balance first equals or exceeds $100,000,000.00.  Until such time, the Manager shall pay all of the following costs and expenses while the Company shall continue to be responsible for paying all other expenses set forth in Section 7(b):

(i)
all costs and expenses related to (A) the design and maintenance of the Company’s web site or sites and (B) the Company’s pro rata share, based on the Company’s percentage of the aggregate amount of the Manager’s assets under management and Bimini’s assets (measured as of the first day of each month), of any computer software, hardware or information technology services that is used by the Company;

(ii)
all costs and expenses incurred with respect to market information systems and publications, research publications and materials, and settlement, clearing and custodial fees and expenses; provided, however, that the Company shall be responsible for its pro rata share of such expenses, based on the Company’s percentage of the aggregate amount of the Manager’s assets under management and Bimini’s assets (measured as of the first day of each month), where such expenses were not incurred solely for the benefit of the Company;

(iii)
rent (including disaster recovery facilities costs and expenses), telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of the Manager and its Affiliates required for the Company’s operations; provided, however, that the Company shall be responsible for its pro rata share of such expenses, based on the Company’s percentage of the aggregate amount of the Manager’s assets under management and Bimini’s assets (measured as of the first day of each month), where such expenses were not incurred solely for the benefit of the Company; and

(iv)
the Company’s allocable share of the compensation of its Chief Financial Officer, including, without limitation, annual base salary, bonus, any related withholding taxes and employee benefits, based on the percentage of time spent on the Company’s affairs.

(d) Costs and expenses incurred by the Manager on behalf of the Company shall be reimbursed monthly to the Manager. The Manager shall prepare a written statement in reasonable detail documenting the costs and expenses of the Company and those incurred by the Manager on behalf of the Company during each month, and shall deliver such written statement to the Company within thirty (30) days after the end of each month. The Company shall pay all amounts payable to the Manager pursuant to this Section 7(d) within five (5) Business Days after the receipt of the written statement without demand, deduction, offset or delay. Cost and expense reimbursement to the Manager shall be subject to adjustment at the end of each calendar year in connection with the annual audit of the Company. The provisions of this Section 7 shall survive the expiration or earlier termination of this Agreement to the extent such expenses have previously been incurred or are incurred in connection with such expiration or termination.

Section 8. Limits of the Manager's Responsibility.

(a)    The Manager assumes no responsibility under this Agreement other than to render the services called for hereunder in good faith and in a commercially reasonable manner and shall not be responsible for any action of the Board of Directors in following or declining to follow any advice or recommendations of the Manager. The Manager and its Affiliates, and the directors, officers, employees and stockholders of the Manager and its Affiliates, will not be liable to the Company, any Subsidiary of the Company, the Board of Directors, or the Company's stockholders for any acts or omissions by the Manager, its officers, employees or its Affiliates, performed in accordance with and pursuant to this Agreement, except by reason of acts constituting bad faith, willful misconduct, gross negligence or reckless disregard of their respective duties under this Agreement. The Company shall, to the full extent lawful, reimburse, indemnify and hold harmless the Manager, its Affiliates, and the directors, officers, employees and stockholders of the Manager and its Affiliates (each, a “Manager Indemnified Party”) of and from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including reasonable attorneys' fees) (collectively “Losses”) in respect of or arising from (i) any acts or omissions of such Manager Indemnified Party performed in good faith under this Agreement and, in respect of any such Manager Indemnified Party, not constituting bad faith, willful misconduct, gross negligence or reckless disregard of the duties of such Manager Indemnified Party or a breach of the obligations of the Manager under this Agreement or (ii) any breach of this Agreement by the Company, including any breach of the representations and warranties made by the Company herein.

(b)    The Manager shall, to the full extent lawful, reimburse, indemnify and hold harmless the Company, and the directors, officers and stockholders of the Company and each Person, if any, controlling the Company (each, a “Company Indemnified Party”; a Manager Indemnified Party and a Company Indemnified Party are each sometimes hereinafter referred to as an “Indemnified Party”) of and from any and all Losses in respect of or arising from (i) any acts or omissions of the Manager constituting bad faith, willful misconduct, gross negligence or reckless disregard of, duties of the Manager under this Agreement, (ii) breach of this Agreement by the Manager, including any breach of the representations and warranties made by the Manager herein, or (iii) any claims by the Manager's or any of its Affiliates’ employees relating to the terms and conditions of their employment by the Manager or its Affiliates.

(c)    In case any such claim, suit, action or proceeding (a “Claim”) is brought against any Indemnified Party in respect of which indemnification may be sought by such Indemnified Party pursuant hereto, the Indemnified Party shall give prompt written notice thereof to the indemnifying party, which notice shall include all documents and information in the possession of or under the control of such Indemnified Party reasonably necessary for the evaluation and/or defense of such Claim and shall specifically state that indemnification for such Claim is being sought under this Section 8; provided, however, that the failure of the Indemnified Party to so notify the indemnifying party shall not limit or affect such Indemnified Party's rights to be indemnified pursuant to this Section 8. Upon receipt of such notice of Claim (together with such documents and information from such Indemnified Party), the indemnifying party shall, at its sole cost and expense, in good faith defend any such Claim with counsel reasonably satisfactory to such Indemnified Party, which counsel may, without limiting the rights of such Indemnified Party pursuant to the next succeeding sentence of this Section 8, also represent the indemnifying party in such investigation, action or proceeding. In the alternative, such Indemnified Party may elect to conduct the defense of the Claim, if (i) such Indemnified Party reasonably determines that the conduct of its defense by the indemnifying party could be materially prejudicial to its interests, (ii) the indemnifying party refuses to defend (or fails to give written notice to the Indemnified Party within ten (10) days of receipt of a notice of Claim that the indemnifying party assumes such defense), or (iii) the indemnifying party shall have failed, in such Indemnified Party's reasonable judgment, to defend the Claim in good faith. If the Indemnified Party elects to conduct the defense of the Claim due to the reasons set forth in the preceding sentence, the fees and expenses of counsel to the Indemnified Party shall be borne by the indemnifying party.  The indemnifying party may settle any Claim against such Indemnified Party without such Indemnified Party's consent, provided (i) such settlement is without any Losses whatsoever to such Indemnified Party, (ii) the settlement does not include or require any admission of liability or culpability by such Indemnified Party and (iii) the indemnifying party obtains an effective written release of liability for such Indemnified Party from the party to the Claim with whom such settlement is being made, which release must be reasonably acceptable to such Indemnified Party, and a dismissal with prejudice with respect to all claims made by the party against such Indemnified Party in connection with such Claim. The applicable Indemnified Party shall reasonably cooperate with the indemnifying party, at the indemnifying party’s sole cost and expense, in connection with the defense or settlement of any Claim in accordance with the terms hereof. If such Indemnified Party is entitled pursuant to this Section to elect to defend such Claim by counsel of its own choosing and so elects, then the indemnifying party shall be responsible for any good faith settlement of such Claim entered into by such Indemnified Party. Except as provided in the immediately preceding sentence, no Indemnified Party may pay or settle any Claim and seek reimbursement therefor under this Section.

(d)    The provisions of this Section 8 shall survive the expiration or earlier termination of this Agreement.

Section 9. No Joint Venture.

The Company and the Manager are not partners or joint venturers with each other and nothing herein shall be construed to make them such partners or joint venturers or impose any liability as such on either of them.

Section 10.Term; Renewal.

(a)    Initial Term. This Agreement shall become effective on the Closing Date and shall continue in operation, unless terminated in accordance with the terms hereof, until February 20, 2016 (the “Initial Term”).

(b)    Automatic Renewal Terms. After the Initial Term, this Agreement shall be deemed renewed automatically each year for an additional one-year period (an “Automatic Renewal Term”) unless the Company or the Manager elects not to renew this Agreement in accordance with Section 10(c) of this Agreement.

(c)    Nonrenewal of this Agreement Without Cause. Notwithstanding any other provision of this Agreement to the contrary, upon the expiration of the Initial Term and upon 180 days’ prior written notice to the Manager or the Company (the “Termination Notice”), either the Company (but only with the approval of a majority of the Independent Directors) or the Manager may, without cause, in connection with the expiration of the Initial Term or any Automatic Renewal Term, decline to renew this Agreement (any such nonrenewal, a “Termination Without Cause”). If the Company issues the Termination Notice, the Company shall be obligated to (i) specify the reason for nonrenewal in the Termination Notice and (ii) pay the Manager the Termination Fee before or on the last day of the Initial Term or Automatic Renewal Term (the “Effective Termination Date”). In the event of a Termination Without Cause, nonrenewal of this Agreement shall be without any further liability or obligation of either party to the other, except as provided in this Section 10(c), Section 3(b), Section 8 and Section 14 of this Agreement. The Manager shall cooperate with the Company in executing an orderly transition of the management of the Company's assets to a new manager. The Company may terminate this Agreement for cause pursuant to Section 12 hereof even after a Termination Without Cause and, in such case, no Termination Fee shall be payable.

(d)    Unfair Manager Compensation. Notwithstanding the provisions of Section 10(c) above, if the reason for nonrenewal specified in the Company’s Termination Notice is that a majority of the Independent Directors have determined that the Management Fee payable to the Manager is unfair, the Company shall not have the foregoing nonrenewal right in the event the Manager agrees that it will continue to perform its duties hereunder during the Automatic Renewal Term that would commence upon the expiration of the Initial Term or then current Automatic Renewal Term at a fee that the majority of the Independent Directors determine to be fair; provided, however, the Manager shall have the right to renegotiate the Management Fee by delivering to the Company, not less than 120 days prior to the pending Effective Termination Date, written notice (a “Notice of Proposal to Negotiate”) of its intention to renegotiate the Management Fee. Thereupon, the Company and the Manager shall endeavor to negotiate the Management Fee in good faith. Provided that the Company and the Manager agree to a revised Management Fee or other compensation structure within sixty (60) days following the Company’s receipt of the Notice of Proposal to Negotiate, the Termination Notice from the Company shall be deemed of no force and effect, and this Agreement shall continue in full force and effect on the terms stated herein, except that the Management Fee or other compensation structure shall be the revised Management Fee or other compensation structure then agreed upon by the Company and the Manager. The Company and the Manager agree to execute and deliver an amendment to this Agreement setting forth such revised Management Fee or other compensation structure promptly upon reaching an agreement regarding same. In the event that the Company and the Manager are unable to agree to a revised Management Fee or other compensation structure during such sixty (60) day period, this Agreement shall terminate on the Effective Termination Date and the Company shall be obligated to pay the Manager the Termination Fee upon the Effective Termination Date.

Section 11.    Assignments.

(a)    Assignments by the Manager. This Agreement shall terminate automatically without payment of the Termination Fee in the event of its assignment, in whole or in part, by the Manager, unless such assignment is consented to in writing by the Company with the consent of a majority of the Independent Directors. Any such permitted assignment shall bind the assignee under this Agreement in the same manner as the Manager is bound, and the Manager shall be liable to the Company for all errors or omissions of the assignee under any such assignment. In addition, the assignee shall execute and deliver to the Company a counterpart of this Agreement naming such assignee as the Manager. Notwithstanding the foregoing, the Manager may (i) assign this Agreement to an Affiliate of the Manager that is a successor to the Manager by reason of a restructuring or other internal reorganization among the Manager and any one or more of its Affiliates without the consent of the majority of the Independent Directors if such approval is not required under the Investment Advisors Act of 1940, as amended, and (ii) delegate to one or more of its Affiliates the performance of any of its responsibilities hereunder so long as it remains liable for any such Affiliate’s performance. Nothing contained in this Agreement shall preclude any pledge, hypothecation or other transfer of any amounts payable to the Manager under this Agreement.

(b)    Assignments by the Company. This Agreement shall terminate automatically in the event of its assignment, in whole or in part, by the Company, unless such assignment is consented to in writing by the Manager. Any such permitted assignment shall bind the assignee under this Agreement in the same manner as the Company is bound. In addition, the assignee shall execute and deliver to the Manager a counterpart of this Agreement.  If the assignment is not consented to by the Manager, the Company shall be obligated to pay the Manager the Termination Fee within 60 days of such assignment.

Section 12. Termination of the Manager for Cause.

Notwithstanding anything to the contrary contained in this Agreement, at the option of the Company and at any time during the term of this Agreement, this Agreement shall be and become terminated upon 30 days’ written notice of termination from the Board of Directors to the Manager, without payment of the Termination Fee, if any of the following events shall occur, which shall be determined by a majority of the Independent Directors:

(a)    the Manager shall commit any act of fraud, misappropriation of funds, or embezzlement against the Company or shall be grossly negligent in the performance of its duties under this Agreement (including such action or inaction by the Manager which materially impairs the Company's ability to conduct its business)

(b)    the Manager shall fail to provide adequate or appropriate personnel necessary for the Manager to originate investment opportunities for the Company and to manage and develop the Company’s portfolio; provided, that such default has continued uncured for a period of sixty (60) days after written notice thereof, which notice shall contain a request that the same be remedied;

(c)    the Manager shall commit a material breach of any provision of this Agreement (including the failure of the Manager to use reasonable efforts to comply with the Investment Guidelines); provided, that such default has continued uncured for a period of thirty (30) days after written notice thereof, which notice shall contain a request that the same be remedied;

(d)    (A) the Manager or Bimini shall commence any case, proceeding or other action (1) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (2) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Manager or Bimini shall make a general assignment for the benefit of its creditors; or (B) there shall be commenced against the Manager or Bimini any case, proceeding or other action of a nature referred to in clause (A) above;

(e)    the Manager is convicted (including a plea of nolo contendre) of a felony;

(f)     a Change of Control;

(g)    the departure of both Robert Cauley and Hunter Haas from the senior management of the Manager during the Initial Term; or

(h)    upon the dissolution of the Manager.

If any of the events specified above shall occur, the Manager shall give prompt written notice thereof to the Board of Directors.

Section 13. Action Upon Termination.

From and after the effective date of termination of this Agreement pursuant to Sections 10, 11 or 12 of this Agreement, the Manager shall not be entitled to compensation for further services hereunder, but shall be paid all compensation accruing, and reimbursable expenses incurred prior, to the date of termination and, if terminated or not renewed pursuant to Section 10 or assigned by the Company without the Manager’s consent pursuant to Section 11,  the Termination Fee. Upon any such termination, the Manager shall forthwith:

(a)    after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled, pay over to the Company or a Subsidiary all money collected and held for the account of the Company or a Subsidiary pursuant to this Agreement;

(b)    deliver to the Board of Directors a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board of Directors with respect to the Company and any Subsidiaries; and

(c)    deliver to the Board of Directors all property and documents of the Company and any Subsidiaries then in the custody of the Manager.

Section 14.    Release of Money or Other Property Upon Written Request.

The Manager agrees that any money or other property of the Company (which such term, for the purposes of this Section, shall be deemed to include any and all of its Subsidiaries, if any) held by the Manager shall be held by the Manager as custodian for the Company, and the Manager's records shall be appropriately and clearly marked to reflect the ownership of such money or other property by the Company. Upon the receipt by the Manager of a written request signed by a duly authorized officer of the Company requesting the Manager to release to the Company any money or other property then held by the Manager for the account of the Company under this Agreement, the Manager shall release such money or other property to the Company within a reasonable period of time, but in no event later than 60 days following such request. Upon delivery of such money or other property to the Company, the Manager shall not be liable to the Company, the Board of Directors or the Company’s stockholders or partners for any acts or omissions by the Company in connection with the money or other property released to the Company in accordance with this Section. The Company shall indemnify the Manager and its Affiliates’ directors, officers, stockholders, employees and agents against any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever, which arise in connection with the Manager’s release of such money or other property to the Company in accordance with the terms of this Section 14. Indemnification pursuant to this provision shall be in addition to any right of the Manager to indemnification under Section 8 of this Agreement.

Section 15.    Representations and Warranties.

(a)    The Company hereby represents and warrants to the Manager as follows:

(i)
The Company is duly organized, validly existing and in good standing under the laws of the State of Maryland, has the corporate power and authority and the legal right to own and operate its assets, to lease any property it may operate as lessee and to conduct the business in which it is now engaged and is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except for failures to be so qualified, authorized or licensed that could not in the aggregate have a material adverse effect on the business operations, assets or financial condition of the Company.

(ii)
The Company has the corporate power and authority and the legal right to make, deliver and perform this Agreement and all obligations required hereunder and has taken all necessary corporate action to authorize this Agreement on the terms and conditions hereof and the execution, delivery and performance of this Agreement and all obligations required hereunder. No consent of any other Person, including stockholders and creditors of the Company, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Company in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement and all obligations required hereunder. This Agreement has been, and each instrument or document required hereunder will be, executed and delivered by a duly authorized officer of the Company, and this Agreement constitutes, and each instrument or document required hereunder when executed and delivered hereunder will constitute, the legally valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

(iii)
 The execution, delivery and performance of this Agreement and the documents or instruments required hereunder will not violate any provision of any existing law or regulation binding on the Company, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Company, or the Governing Instruments of, or any securities issued by, the Company or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Company is a party or by which the Company or any of its assets may be bound, the violation of which would have a material adverse effect on the business operations, assets or financial condition of the Company and its Subsidiaries, if any, taken as a whole, and will not result in, or require, the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

(b)    The Manager hereby represents and warrants to the Company as follows:

(i)
The Manager is duly organized, validly existing and in good standing under the laws of the State of Maryland, has the corporate power and authority and the legal right to own and operate its assets, to lease any property it operates as lessee and to conduct the business in which it is now engaged and is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except for failures to be so qualified, authorized or licensed that could not in the aggregate have a material adverse effect on the business operations, assets or financial condition of the Manager.

(ii)
The Manager has the corporate power and authority and the legal right to make, deliver and perform this Agreement and all obligations required hereunder and has taken all necessary corporate action to authorize this Agreement on the terms and conditions hereof and the execution, delivery and performance of this Agreement and all obligations required hereunder. No consent of any other Person, including members and creditors of the Manager, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Manager in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement and all obligations required hereunder. This Agreement has been, and each instrument or document required hereunder will be, executed and delivered by a duly authorized officer of the Manager, and this Agreement constitutes, and each instrument or document required hereunder when executed and delivered hereunder will constitute, the legally valid and binding obligation of the Manager enforceable against the Manager in accordance with its terms.

(iii)
The execution, delivery and performance of this Agreement and the documents or instruments required hereunder will not violate any provision of any existing law or regulation binding on the Manager, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Manager, or the Governing Instruments of, or any securities issued by, the Manager or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Manager is a party or by which the Manager or any of its assets may be bound, the violation of which would have a material adverse effect on the business operations, assets or financial condition of the Manager, and will not result in, or require, the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

Section 16.    Miscellaneous.

(a) Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered against receipt or upon actual receipt of (i) personal delivery, (ii) delivery by reputable overnight courier, (iii) delivery by facsimile transmission with telephonic confirmation or (iv) delivery by registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below (or to such other address as may be hereafter notified by the respective parties hereto in accordance with this Section 16):

The Company:	Orchid Island Capital, Inc. 3305 Flamingo Drive Vero Beach, FL 32963 Attention: Chief Executive Officer Fax: 772-231-2896

with a copy to	Hunton & Williams LLP Riverfront Plaza, East Tower 951 East Byrd Street Richmond, Virginia 23219 Attention: S. Gregory Cope, Esq. Fax: 804-343-4833

The Manager:	Bimini Advisors, LLC 3305 Flamingo Drive Vero Beach, FL 32963 Attention: Chief Executive Officer Fax: 772-231-2896

with a copy to:	Moye White LLP 16 Market Square 6th Floor 1400 16th Street Denver, CO 80202-1486 Attention: David C. Roos, Esq Fax: 303 292 4510

(b) Binding Nature of Agreement; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns as provided herein.

(c) Integration. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

(d) Amendments.  This Agreement, nor any terms hereof, may not be amended, supplemented or modified except in an instrument in writing executed by the parties hereto.

(e) GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF MARYLAND, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF MARYLAND AND THE UNITED STATES DISTRICT COURT FOR ANY DISTRICT WITHIN SUCH STATE FOR THE PURPOSE OF ANY ACTION OR JUDGMENT RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY AND TO THE LAYING OF VENUE IN SUCH COURT.

(f) WAIVER OF JURY TRIAL. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

(g) Survival of Representations and Warranties. All representations and warranties made hereunder, and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement.

(h) No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of a party hereto, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

(i) Section Headings. The section and subsection headings in this Agreement are for convenience in reference only and shall not be deemed to alter or affect the interpretation of any provisions hereof.

(j) Counterparts. This Agreement may be executed by the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

(k) Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(signatures on following page)

IN WITNESS WHEREOF, each of the parties hereto have executed this Management Agreement as of the date first written above.

Orchid Island Capital, Inc.

By: /s/ Robert E. Cauley
Name: Robert E. Cauley
Title: Chief Executive Officer

Bimini Advisors, LLC

By: /s/ G. Hunter Haas, IV
Name: G. Hunter Haas, IV
Title: Chief Finanial Officer, Chief Investment Officer and Secretary

Exhibit A

Investment Guidelines

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in that certain Management Agreement, dated as of February 20, 2013, as may be amended from time to time (the “Management Agreement”), by and between Orchid Island Capital, Inc. (the “Company”) and Bimini Advisors, LLC (the “Manager").

1. The Company shall not make any investments other than investments in Agency RMBS.

2. The Company’s leverage may not exceed 12 times its stockholders’ equity (as computed in accordance with GAAP) (the “Leverage Threshold”). In the event that the Company’s leverage inadvertently exceeds the Leverage Threshold, the Company may not utilize additional leverage without prior approval from the Board of Directors until the Company is once again in compliance with the Leverage Threshold.

3. No investment shall be made that would cause the Company to fail to qualify as a REIT under the Code.

4. No investment shall be made that would cause the Company to be regulated as an investment company under the Investment Company Act.

These Investment Guidelines may be amended, restated, modified, supplemented or waived by the Board of Directors (which must include a majority of the Independent Directors) without the approval of the Company’s stockholders.